UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 5, 2024 (March 21, 2024)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2024, Clearday, Inc. (the “Company”), entered into certain agreements with an institutional lender (“Lender”) to amend its financing agreements to obtain additional net financing used to retire mortgage and property taxes of approximately $1,175,173 and obtain additional cash finances of approximately $263,827. The transactions under the agreements closed on March 21, 2024. The agreements with the Lender included the following:

1.	Securities Purchase Agreement (“Purchase Agreement”) between the Company and the Lender.

The Purchase Agreement provided for the issuance by the Company of the Promissory Note described below and the First Warrant and Second Warrant described below. The Purchase Agreement provided for the loan under the Promissory Note described below of $1,464,000 of gross proceeds less $25,000 in expenses. No brokerage expenses are payable by us in connection with this transaction. The net proceeds under this Promissory Note were used to pay approximately $1,175,173 in the first mortgage of our property located at 8800 Village Drive, San Antonio, Texas (our “HQ Property”) and property taxes on the HQ Property. The net amount of additional financing to the Company after the payment of the mortgage, property taxes and Lender expenses was approximately $263,827. The Purchase Agreement included customary representations, warranties and covenants and a most favored nations clause where the Company agrees to provide to the Lender any terms in any issuance of securities to another investor that are more favorable than the terms of the Purchase Agreement, the Warrants, Promissory Note and other agreements between the Company and the Lender. The Purchase Agreement also provides customary rights for the registration of the shares of common stock issuable under the Note and the warrants under the Securities Act in any registration by us of our Common Stock. The Company intends to include such shares of common stock in the registration of the Company securities in the Merger Transaction described below.

2.	Promissory Note (the “Note”) issued by the Company in the initial aggregate principal amount of $1,558,000.

The Note is in the initial aggregate principal amount of $1,558,000, which includes $94,000 of original issue discount (“OID”) and is due on the date (“Maturity Date”) that is 12 months after the date of issuance. The OID increases by $12,720.00 on May 15, 2024, and on the 15th of each calendar month thereafter until the earlier of (i) the date that the Note is extinguished in the entirety or (ii) the Maturity Date (which results in an increase in OID $127,200 to a total of $221,200 if the Note is not extinguished prior to the Maturity Date). The Company is required to pay the Note simultaneously with, or prior to, the closing of the merger transaction contemplated by that certain merger agreement dated on or around April 5, 2023, by and between the Company, Viveon Health Acquisition Corp., VHAC2 Merger Sub, Inc., Viveon Health LLC, and Clearday SR LLC (the “Merger Transaction”). The principal amount of the Note accrues interest at 16% per annum or 18% per annum in the event of an event of default and matures 12 months after the date of issuance. The Note may be converted into shares of our common stock, par value $0.001 per share (“Common Stock”) at an initial conversion price of $0.82 per share, subject to customary full ratchet anti-dilution protection and a customary limit of beneficial ownership to 4.99% of our outstanding shares of Common Stock, subject to waiver by the Lender. The Note includes a pro rata purchase right in the event of pro rata securities issuances to the holders of the Company Common Stock and a mandatory repayment from proceeds of certain issuances of our securities, other than specified transactions including our previously announced bridge financings of up to $16,000,000 of proceeds received by the Company pursuant to its offering of 8% senior convertible notes.

3.	Common Stock Purchase Warrant issued by the Company for 405,298 shares of Clearday Common Stock (the First Warrant”).

The First Warrant provides for the purchase of our shares of Common Stock at an exercise price of $0.82 per share, subject to customary full ratchet anti-dilution protection and a customary limit of beneficial ownership to 4.99% of our outstanding shares of Common Stock, subject to waiver by the holder of the First Warrant for an exercise period of 5 years. The First Warrant also provides for additional rights to the holder of the First Warrant upon a Change of Control, as defined in the First Warrant. A Change of Control does not include the Viveon Merger Transaction. Such additional right permits the holder of the First Warrant to exchange the warrant for cash or equity, at the option of the holder of the First Warrant, at its value, based in the Black Sholes valuation model. If the warrant is exchanged for equity, then the number of shares of equity issued by the surviving company will be based on 70% of the value of the surviving company’s equity, as such value is determined in the First Warrant. The Company has agreed that it will not effect any Change of Control unless the equity of the successor company is traded on a national securities exchange such as the New York Stock Exchange, the NYSE American or any tier of the NASDAQ market.

4.	Common Stock Purchase Warrant issued by the Company for 1,688,741 shares of Clearday Common Stock (the Second Warrant”).

The Second Warrant provides for the purchase of our shares of Common Stock at an exercise price of $0.82 per share and other terms that are substantially similar to the First Warrant, except that the Second Warrant (i) will be cancelled and if the Note is fully extinguished by repayment or conversion prior to March 16, 2025 (the “Specified Date”); and (ii) the period to exercise the Second Warrant is the 5 year period that commences on the Specified Date.

5.	First Amendment to the Guaranty by AIU 8800 Village Drive, LLC of certain obligations of the Company to the Lender (the “AIU Guaranty”).

AIU 8800 Village Drive, LLC, the subsidiary of the Company that owns our HQ Property has previously guaranteed obligations of the Company to the Lender as previously reported. This subsidiary amended its guaranty to include the obligations under the Note.

6.	Second Amendment to the Guaranty by SRP Artesia, LLC of certain obligations of the Company to the Lender (the “SRP Guaranty”).

SRP Artesia, LLC, the subsidiary of the Company that owns certain net leased property has previously guaranteed obligations of the Company to the Lender as previously reported. This subsidiary amended its guaranty to include the obligations under the Note.

The foregoing descriptions of the Purchase Agreement, the Note, the First Warrant, the Second Warrant, the AIU Guaranty and the SRP Guaranty are not complete and are qualified in their entirety by reference to the full text of each such agreement, which is filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy by MCA Naples, LLC, a subsidiary of the Registrant

On April 3, 2024, MCA Naples, LLC (“Naples”) filed a voluntary petition under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). Naples is the owner of certain properties, including the property where we operate a residential care community and a net leased property, and intends to continue to operate its businesses. Naples intends to prosecute the case under the Bankruptcy Code in pursuit of a plan that will satisfy the requirements of the Bankruptcy Code. Naples has obligations under certain mortgage debt that is in default, as previously reported. Clearday, Inc. is not an obligor under such debt and believes that the value of Naples’ assets is greater than the mortgage debt and other liabilities of Naples.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Form of the Securities Purchase Agreement by and between Clearday, Inc. and Mast Hill Fund, L.P.

10.2	Form of the Promissory Note in the initial aggregate principal amount of $ $1,558,000 issued by Clearday, Inc. to Mast Hill Fund, L.P.

10.3	Form of the Common Stock Purchase Warrant issued by the Company for 405,298 shares of Clearday Common Stock (the First Warrant”)

10.4	Form of the Common Stock Purchase Warrant issued by the Company for 1,688,741 shares of Clearday Common Stock (the Second Warrant”)

10.5	First Amendment to the Guaranty by AIU 8800 Village Drive, LLC of certain obligations of Clearday, Inc. to Mast Hill Fund, L.P.

10.6	Second Amendment to the Guaranty by SRP Artesia, LLC of certain obligations of Clearday, Inc. to Mast Hill Fund, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer
Dated: April 5, 2024